Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG SYSTEMS INTERNATIONAL REPORTS RESULTS

FOR THIRD QUARTER 2013

ENGLEWOOD, COLO. (October 29, 2013) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading global provider of interactive transaction-driven solutions and services, today reported results for the quarter ended September 30, 2013.

Key Financial Highlights:

•	Third quarter 2013 results:

•	Total revenues were $186.2 million.

•	Non-GAAP operating income was $29.4 million, or 15.8% of total revenues and GAAP operating income was $20.6 million, or 11.0% of total revenues.

•	Non-GAAP earnings per diluted share (EPS) was $0.52. GAAP EPS was $0.47.

•	Cash flows from operations for the quarter were $25.2 million.

•	CSG paid its quarterly cash dividend of $0.15 per share of common stock, or a total of approximately $5 million, to shareholders on September 25, 2013.

“We had another solid quarter, in both revenues and earnings, demonstrating the strength of our business model and our focus on execution,” said Peter Kalan, president and chief executive officer of CSG International. “We continue to see strong activity and momentum building in two areas that we believe are important to the company’s long-term growth: our content monetization platform which enables providers to compete in an all-digital world, and the expansion of our managed services offerings to our clients around the globe.”

CSG Systems International, Inc.

October 29, 2013

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended September 30,			Nine Months Ended September 30,
	2013	2012	Percent Change	2013	2012	Percent Change
Revenues	$186,180	$190,001	(2)%	$552,919	$558,859	(1)%
Non-GAAP Results:
Operating Income	$29,365	$31,071	(5)%	$87,375	$102,517	(15)%
Operating Income Margin	15.8%	16.4%	—	15.8%	18.3%	—
EPS	$0.52	$0.50	4%	$1.58	$1.66	(5)%
GAAP Results:
Operating Income	$20,553	$21,728	(5)%	$60,269	$74,425	(19)%
Operating Income Margin	11.0%	11.4%	—	10.9%	13.3%	—
EPS	$0.47	$0.29	62%	$1.30	$1.02	27%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the third quarter 2013 were $186.2 million, a 2% decrease when compared to revenues of $190.0 million for the third quarter of 2012, and relatively consistent when compared to the $186.1 million reported for the second quarter of 2013. The year-over-year decrease can be attributed primarily to the impact of the Comcast and Time Warner pricing adjustments that were effective in 2013.

Non-GAAP Results: Non-GAAP operating income for the third quarter of 2013 was $29.4 million, or 15.8% of total revenues, compared to $31.1 million, or 16.4%, for the third quarter of 2012. Non-GAAP operating income for the second quarter of 2013 was $30.4 million, or 16.3% of total revenues. The year-over-year decrease in operating income and operating income margin reflects the impact of the Comcast and Time Warner pricing adjustments that were effective in 2013.

Non-GAAP EPS for the third quarter of 2013 was $0.52, compared to non-GAAP EPS of $0.50 for the third quarter of 2012. Non-GAAP EPS for the second quarter of 2013 was $0.57.

GAAP Results: GAAP operating income for the third quarter of 2013 was $20.6 million, or 11.0% of total revenues, compared to $21.7 million, or 11.4%, for the same period in 2012.

GAAP EPS for the third quarter of 2013 was $0.47, compared to $0.29 for the third quarter of 2012, with the increase primarily related to an unusually low GAAP effective income tax rate for the current quarter of 8%. This third quarter income tax rate benefited primarily from the recognition of incremental R&D income tax credits claimed for development activities from previous years, which provided a benefit of approximately $0.17 per diluted share for the third quarter of 2013.

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October 29, 2013

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the indicated dates are as follows (in thousands):

	September 30, 2013	June 30, 2013	December 31, 2012
Cash, cash equivalents, and short-term investments	$193,898	$189,294	$169,321
Net billed trade accounts receivable	174,757	172,521	191,943
Total long-term debt:
Par value	$288,750	$292,500	$300,000
Unamortized OID	(21,327)	(22,678)	(25,302)

Net debt carrying amount	$267,423	$269,822	$274,698

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	September 30, 2013	June 30, 2013	September 30, 2012
Cash Flows from Operating Activities:
Operations	$29,634	$31,308	$32,608
Changes in operating assets and liabilities	(4,398)	7,494	(8,954)

Net cash provided by operating activities	$25,236	$38,802	$23,654

Cash Flows from Investing Activities:
Purchases of property and equipment	$(7,861)	$(6,633)	$(6,938)
Cash Flows from Financing Activities:
Dividend payments (1)	$(9,630)	$—	$—
Repurchase of common stock under stock repurchase program	(128)	(3,490)	(2,722)
Payments on long-term debt	(3,750)	(3,750)	(5,000)

(1)	After initiating a cash dividend in June of 2013, the first two dividend payments to shareholders of $0.15 per share of common stock fell during the third quarter of 2013 for a total of $9.6 million, as reflected in CSG’s cash flow results. Going forward, CSG expects to pay cash dividends quarterly in December, March, June and September with the amount and timing subject to the Board of Directors’ approval.

2013 Financial Guidance

CSG is maintaining its financial guidance for the full year 2013 as follows:

Revenues	$740 - $760 million
Non-GAAP EPS	$2.05 - $2.15
GAAP EPS	$1.49 - $1.61
Adjusted EBITDA	$153 - $158 million

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October 29, 2013

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a one-hour conference call on October 29, 2013, at 5:00 p.m. ET, to discuss CSG’s third quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgi.com. In addition, to reach the conference by phone, dial (877) 941-8609 and ask the operator for the CSG International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

About CSG International

CSG Systems International, Inc. (NASDAQ: CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives over forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

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October 29, 2013

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

CSG Systems International, Inc.

October 29, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$92,736	$133,747
Short-term investments	101,162	35,574

Total cash, cash equivalents, and short-term investments	193,898	169,321
Trade accounts receivable:
Billed, net of allowance of $3,043 and $3,147	174,757	191,943
Unbilled	41,347	28,463
Deferred income taxes	14,095	22,244
Income taxes receivable	5,903	6,469
Other current assets	27,891	21,915

Total current assets	457,891	440,355

Non-current assets:
Property and equipment, net of depreciation of $132,020 and $120,643	34,674	39,429
Software, net of amortization of $77,106 and $68,496	41,099	38,372
Goodwill	231,235	233,365
Client contracts, net of amortization of $74,137 and $182,182	61,187	75,303
Deferred income taxes	5,475	2,596
Income taxes receivable	2,299	1,291
Other assets	16,004	16,230

Total non-current assets	391,973	406,586

Total assets	$849,864	$846,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$15,000	$15,000
Client deposits	30,239	33,807
Trade accounts payable	33,211	30,473
Accrued employee compensation	48,622	61,083
Deferred revenue	50,961	47,691
Income taxes payable	2,360	2,116
Other current liabilities	17,193	21,562

Total current liabilities	197,586	211,732

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $21,327 and $25,302	252,423	259,698
Deferred revenue	9,750	6,504
Income taxes payable	2,068	1,168
Deferred income taxes	18,364	21,674
Other non-current liabilities	15,126	19,526

Total non-current liabilities	297,731	308,570

Total liabilities	495,317	520,302

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000 shares authorized; 33,839 shares and 33,734 shares outstanding	659	653
Additional paid-in capital	469,878	461,497
Treasury stock, at cost, 32,030 and 31,530 shares(6	(738,372)	(728,243)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	28	3
Unrecognized pension plan losses and prior service costs, net of tax	(1,355)	(1,761)
Unrealized loss on change in fair value of interest rate swaps, net of tax	(235)	(658)
Cumulative foreign currency translation adjustments	(1,056)	2,274
Accumulated earnings	625,000	592,874

Total stockholders’ equity	354,547	326,639

Total liabilities and stockholders’ equity	$849,864	$846,941

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October 29, 2013

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues:
Processing and related services	$133,294	$138,993	$399,112	$408,669
Software, maintenance and services	52,886	51,008	153,807	150,190

Total revenues	186,180	190,001	552,919	558,859

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	65,184	67,585	189,725	191,879
Software, maintenance and services	29,714	32,826	93,285	91,021

Total cost of revenues	94,898	100,411	283,010	282,900
Other operating expenses:
Research and development	27,600	28,526	83,693	84,242
Selling, general and administrative	38,444	33,963	110,629	99,387
Depreciation	4,609	5,373	14,379	17,084
Restructuring charges	76	—	939	821

Total operating expenses	165,627	168,273	492,650	484,434

Operating income	20,553	21,728	60,269	74,425

Other income (expense):
Interest expense	(2,615)	(4,078)	(8,724)	(12,336)
Amortization of original issue discount	(1,351)	(1,251)	(3,975)	(3,680)
Interest and investment income, net	174	263	517	635
Other, net	(130)	452	950	524

Total other	(3,922)	(4,614)	(11,232)	(14,857)

Income before income taxes	16,631	17,114	49,037	59,568
Income tax provision	(1,331)	(7,701)	(6,767)	(26,479)

Net income	$15,300	$9,413	$42,270	$33,089

Weighted-average shares outstanding – Basic:
Common stock 33,070 33,084 Common stock	32,084	31,980	32,114	32,189
Participating restricted stock	—	—	—	22

Total	32,084	31,980	32,114	32,211

Weighted-average shares outstanding – Diluted:
Common stock	32,664	32,398	32,553	32,423
Participating restricted stock	—	—	—	22

Total	32,664	32,398	32,553	32,445

Earnings per common share:
Basic	$0.48	$0.29	$1.32	$1.03
Diluted	0.47	0.29	1.30	1.02
Cash dividends declared per common share	$0.15	$—	$0.30	$—

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Nine Months Ended
	September 30, 2013	September 30, 2012
Cash flows from operating activities:
Net income	$42,270	$33,089
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	14,379	17,084
Amortization	28,413	33,294
Amortization of original issue discount	3,975	3,680
Impairment of client contract	—	2,500
(Gain) loss on short-term investments and other	1,264	(46)
Deferred income taxes	1,083	(7,789)
Excess tax benefit of stock-based compensation awards	(619)	(406)
Stock-based employee compensation	11,497	9,990

Subtotal	102,262	91,396
Changes in operating assets and liabilities:
Trade accounts receivable, net	75	13,358
Other current and non-current assets	(4,641)	(2,293)
Income taxes payable/receivable	1,359	(151)
Trade accounts payable and accrued liabilities	(15,724)	(92)
Deferred revenue	3,251	6,204

Net cash provided by operating activities	86,582	108,422

Cash flows from investing activities:
Purchases of property and equipment	(18,986)	(20,488)
Purchases of short-term investments	(129,259)	(45,499)
Proceeds from sale/maturity of short-term investments	62,720	33,152
Acquisition of business, net of cash acquired	—	(19,085)
Acquisition of and investments in client contracts	(5,349)	(4,253)
Proceeds from the disposition of business operations	1,734	—

Net cash used in investing activities	(89,140)	(56,173)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,283	1,572
Payment of cash dividends	(9,630)	—
Repurchase of common stock	(15,124)	(16,323)
Payments on acquired asset financing	(1,894)	(765)
Payments on long-term debt	(11,250)	(22,000)
Excess tax benefit of stock-based compensation awards	619	406

Net cash used in financing activities	(35,996)	(37,110)

Effect of exchange rate fluctuations on cash	(2,457)	(1,564)

Net increase (decrease) in cash and cash equivalents	(41,011)	13,575
Cash and cash equivalents, beginning of period	133,747	146,733

Cash and cash equivalents, end of period	$92,736	$160,308

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$8,247	$11,193
Income taxes	3,554	33,196

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended September 30, 2013	Quarter Ended June 30, 2013	Quarter Ended September 30, 2012
Americas	85%	85%	87%
Europe, Middle East and Africa	11%	9%	9%
Asia Pacific	4%	6%	4%

Total Revenues	100%	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended September 30, 2013	Quarter Ended June 30, 2013	Quarter Ended September 30, 2012
Comcast	19%	18%	21%
DISH	15%	15%	13%
Time Warner	11%	10%	10%

ACP Customer Accounts (in thousands, at end of period)

	September 30, 2013	June 30, 2013	September 30, 2012
Cable/Satellite Customer Accounts	49,151	49,072	49,224

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

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CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•	Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•	Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

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•	Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•	The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•	Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

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Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended September 30, 2013		Quarter Ended September 30, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$20,553	11.0%	$21,728	11.4%
Restructuring charges	76	0.1%	—	—
Stock-based compensation	3,979	2.1%	3,461	1.9%
Amortization of acquired intangible assets	4,757	2.6%	5,882	3.1%

Non-GAAP operating income	$29,365	15.8%	$31,071	16.4%

	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
	Amounts	% of Revenues	Amounts	% of Revenues
GAAP operating income	$60,269	10.9%	$74,425	13.3%
Restructuring charges	939	0.2%	821	0.1%
Ascade acquisition-related charges	—	—	344	0.1%
Stock-based compensation	11,497	2.1%	9,990	1.8%
Amortization of acquired intangible assets	14,670	2.6%	16,937	3.0%

Non-GAAP operating income	$87,375	15.8%	$102,517	18.3%

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended September 30, 2013		Quarter Ended September 30, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$16,631	$0.47	$17,114	$0.29
Restructuring charges	76		—
Stock-based compensation	3,979		3,461
Amortization of acquired intangible assets	4,757		5,882
Amortization of OID	1,351		1,251

Non-GAAP income before income taxes (2)	$26,794	$0.52	$27,708	$0.50

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	Nine Months Ended September 30, 2013		Nine Months Ended September 30, 2012
	Pretax Amount (1)	EPS (3)	Pretax Amount (1)	EPS (4)
GAAP income before income taxes	$49,037	$1.30	$59,568	$1.02
Restructuring charges	939		821
Ascade acquisition-related charges	—		344
Stock-based compensation	11,497		9,990
Amortization of acquired intangible assets	14,670		16,937
Amortization of OID	3,975		3,680

Non-GAAP income before income taxes (2)	$80,118	$1.58	$91,340	$1.66

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of the results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.
(2)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(3)	For the third quarter and nine months ended September 30, 2013, the estimated effective income tax rate for non-GAAP purposes was approximately 36% for both periods, and the weighted-average diluted shares outstanding were 32.7 million and 32.6 million, respectively.

For the third quarter and nine months ended September 30, 2013, the GAAP effective income tax rate was unusually low at approximately 8% and 14%, respectively, driven in part by incremental R&D income tax credits claimed for development activities from previous years. The lower tax rates provided a benefit of approximately $0.17 per diluted share for both the quarter and nine months ended September 30, 2013. These unusual tax benefits are excluded from our non-GAAP effective income tax rates for these same periods.

In addition to this, the rate for the nine months ended September 30, 2013 also benefited from the recognition of the 2012 R&D tax credits of approximately $0.18 per diluted share, that were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The effective income tax rate for non-GAAP purposes of approximately 36% for the nine months ended September 30, 2013 excludes the impact of these 2012 tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.

(4)	For both the third quarter and nine months ended September 30, 2012, the estimated effective income rate for non-GAAP purposes was approximately 41%, and the weighted-average diluted shares outstanding were 32.4 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operating activities are provided below for the indicated periods (in thousands, except percentages):

CSG Systems International, Inc.

October 29, 2013

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP operating income	$20,553	$21,728	$60,269	$74,425
Restructuring charges	76	—	939	821
Ascade acquisition-related charges	—	—	—	344
Depreciation	4,609	5,373	14,379	17,084
Amortization of acquired intangible assets (5)	4,757	5,882	14,670	16,937
Amortization of other intangible assets (5)	4,303	5,622	11,917	14,246
Stock-based compensation	3,979	3,461	11,497	9,990

Adjusted EBITDA	$38,277	$42,066	$113,671	$133,847

Adjusted EBITDA as a percentage of revenues	21%	22%	21%	24%

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income	$15,300	$9,413	$42,270	$33,089
Interest expense (6)	2,615	4,078	8,724	12,336
Amortization of OID	1,351	1,251	3,975	3,680
Interest and investment income and other, net	(44)	(715)	(1,467)	(1,159)
Income tax provision	1,331	7,701	6,767	26,479
Depreciation	4,609	5,373	14,379	17,084
Amortization of acquired intangible assets (5)	4,757	5,882	14,670	16,937
Amortization of other intangible assets (5)	4,303	5,622	11,917	14,246
Stock-based compensation	3,979	3,461	11,497	9,990
Ascade acquisition-related charges	—	—	—	344
Restructuring charges	76	—	939	821

Adjusted EBITDA	$38,277	$42,066	$113,671	$133,847

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities	$25,236	$23,654	$86,582	$108,422
Income tax provision	1,331	7,701	6,767	26,479
Changes in operating assets and liabilities and deferred taxes	9,848	10,401	14,597	(9,237)
Impairment of client contract	—	(2,500)	—	(2,500)
Interest expense (6)	2,615	4,078	8,724	12,336
Interest and investment income and other, net	(44)	(715)	(1,467)	(1,159)
Ascade acquisition-related charges	—	—	—	344
Restructuring charges	76	—	57	821
Other	(785)	(553)	(1,589)	(1,659)

Adjusted EBITDA	$38,277	$42,066	$113,671	$133,847

CSG Systems International, Inc.

October 29, 2013

(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Amortization of acquired intangible assets	$4,757	$5,882	$14,670	$16,937
Amortization of other intangible assets	4,303	5,622	11,917	14,246
Amortization of deferred financing costs	596	694	1,826	2,111

Total amortization	$9,656	$12,198	$28,413	$33,294

(6)	Interest expense includes amortization of deferred financing costs as provided in Note 5 above.

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash flows from operating activities	$25,236	$23,654	$86,582	$108,422
Purchases of property and equipment	(7,861)	(6,938)	(18,986)	(20,488)

Non-GAAP free cash flow	$17,375	$16,716	$67,596	$87,934

Non-GAAP Financial Measures – 2013 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2013 full year financial guidance, is as follows:

2013 Guidance
GAAP operating income margin	11.0%
Restructuring charges (7)	0.5%
Stock-based compensation (8)	2.0%
Amortization of acquired intangible assets (9)	2.5%

Non-GAAP operating income margin (“approximately 16%”)	16.0%

(7)	This represents the pretax impact of restructuring charges of an estimated $4 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(8)	This represents the pretax impact of stock-based compensation expense of an estimated $16 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(9)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $19 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.

CSG Systems International, Inc.

October 29, 2013

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2013 full year financial guidance is as follows (in thousands, except per share amounts):

	2013 Guidance Range
	Low Range		High Range
	Pretax Amount (10)	EPS (12)	Pretax Amount (10)	EPS (12)
GAAP income before income taxes	$61,000	$1.49	$66,000	$1.61
Restructuring charges	4,000		4,000
Stock-based compensation	16,000		16,000
Amortization of acquired intangible assets	19,000		19,000
Amortization of OID	5,000		5,000

Non-GAAP income before income taxes (11)	$105,000	$2.05	$110,000	$2.15

(10)	These items (on a pretax basis) are calculated in accordance with GAAP, and will be reflected as part of the results of operations in CSG’s Unaudited Condensed Consolidated Statements of Income.
(11)	Non-GAAP EPS is calculated by taking the non-GAAP income before income taxes and deducting from this amount non-GAAP income taxes calculated by using the non-GAAP effective income tax rate for the period, and then dividing the result of this calculation by the outstanding diluted shares for the period.
(12)	For 2013, the estimated effective income tax rate for non-GAAP purposes is expected to be approximately 36%, and the weighted-average diluted shares outstanding are expected to be 32.8 million.

The GAAP effective income tax rate is expected to be approximately 20% for the year, driven in part by incremental R&D income tax credits claimed for development activities from previous years. The lower tax rate provides a benefit of approximately $0.17 per diluted share. These unusual tax benefits are excluded from our non-GAAP effective income tax rates for the year.

In addition to this, the GAAP effective income tax rate also benefited from the recognition of the 2012 R&D tax credits of approximately $0.18 per diluted share, that were recognized for GAAP purposes in the first quarter of 2013 since the credit legislation was passed by Congress in January 2013. The effective income tax rate for non-GAAP purposes of approximately 36% also excludes the impact of these 2012 tax credits, as they were reflected in the 2012 non-GAAP effective income tax rate.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2013 full year financial guidance at the mid-point (in thousands, except percentages):

2013
GAAP operating income	$80,000
Restructuring charges	4,000
Depreciation	20,000
Amortization of acquired intangible assets	19,000
Amortization of other intangible assets	16,000
Stock-based compensation	16,000

Adjusted EBITDA	$155,000

Adjusted EBITDA as a percentage of revenues	21%

CSG Systems International, Inc.

October 29, 2013

2013
Net income	$51,000
Interest expense	12,000
Interest and investment income and other, net	(1,000)
Amortization of OID	5,000
Income tax provision	13,000
Depreciation	20,000
Amortization of acquired of intangible assets	19,000
Amortization of other intangible assets	16,000
Stock-based compensation	16,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Income tax provision	13,000
Interest and investment income and other, net	(1,000)
Changes in operating assets and liabilities and deferred taxes	12,000
Interest expense	12,000
Restructuring charges	4,000

Adjusted EBITDA	$155,000

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Purchases of property and equipment	(35,000)

Non-GAAP free cash flow	$80,000